UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2006

Expedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51447 (Commission File Number)	20-2705720 (I.R.S. Employer Identification No.)

3150 139th Avenue S.E., Bellevue, Washington (Address of principal executive offices)	98005 (Zip Code)

Registrant’s telephone number, including area code:	(425) 679-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On May 24, 2006, Simon Breakwell was elected to the Board of Directors of Expedia, Inc.
Mr. Breakwell served as President of the European Travel division of Expedia, Inc. from 2001 until his resignation in May, 2006. Prior to that Mr. Breakwell served as Expedia’s Vice President, International from 2000 to 2001 and Senior Vice President of Sales and Marketing from 1997 to 2000. From 1997 until 1999 Mr. Breakwell served as a group business manager at Microsoft Corporation. Prior to joining Microsoft, Mr. Breakwell worked at British Airways, holding a variety of sales positions from 1987 to 1993, as well as various senior sales management positions from 1993 to 1997. Mr. Breakwell was educated in the United Kingdom and holds a masters degree in business administration from Lancaster University and a bachelor of arts degree in politics from Portsmouth Polytechnic.
As of the date of this report, no determination had been made as to whether Mr. Breakwell will serve as a member of any Committee(s) of the Board of Directors of Expedia.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: May 31, 2006

EXPEDIA, INC.
By:	/s/ Keenan M. Conder
	Name:	Keenan M. Conder
	Title:	Senior Vice President and General Counsel

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